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Exhibit 24.5

Power of Attorney

        KNOW ALL PERSONS BY THESE PRESENTS THAT Lance Armstrong, whose signature appears below, hereby constitutes and appoints W. Edward Scheetz, Marc Gordon and Richard Szymanski as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to the registration statement on Form S-1, and any registration statements filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying, and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereby.

/s/ LANCE ARMSTRONG Lance Armstrong
Date:	January 19, 2006

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  Exhibit 24.5
Power of Attorney